Exhibit 10.1

SETTLEMENT AGREEMENT AND MUTUAL RELEASE

This Settlement Agreement and Mutual Release (the “Release”) is hereby entered into on this 17th day of August, 2012, by and between John A. B. Davies, Jr. (“Davies”), Hampton Roads Bankshares, Inc. and The Bank of Hampton Roads (together with Hampton Roads Bankshares, Inc., “Bank”)(collectively, the “Parties”).
WHEREAS, Davies and the Bank entered into certain agreements at the conclusion of Davies’ employment with the Bank; namely a Transition Agreement and a Consulting Agreement (collectively, the “Agreements”).
WHEREAS, disputes have arisen between the Parties relative to the Agreements.
WHEREAS, the Parties have exchanged correspondence in which the possibility of litigation over the Agreements has been raised.
WHEREAS, in lieu of the expense and time involved in litigation, the Parties have agreed to the resolution, compromise and settlement of their differences and a mutual release of all claims.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:
1.           By and as part of this Release, the Bank agrees to pay to Davies the sum of Twenty-Five Thousand dollars (“$25,000").  This sum shall be paid at the time of endorsement of this Agreement.  This payment is the final Restrictive Covenant Payment as contemplated in Section 6 of the Transition Agreement dated August 17, 2011.
2.           By and as part of this Release, the Parties agree that the Agreements are not modified and remain in full force and effect save and except for the representations of the Parties as set forth in this Release.

3.           By and as part of this Release, the Parties agree that Davies shall not perform any further consulting services for the Bank within the contemplation of the Agreements or otherwise.  The Parties further agree that Davies does not have any work in progress or completed work for the Bank for which any work product must be tendered or for which he is entitled any payment.
4.           By and as part of this Release, the Parties agree that the Bank does not owe Davies any payment whatsoever for consulting services or any other services and that Davies does not make claim for and is not entitled to any payment from the Bank for any reason whatsoever, save and except the payment set forth in Paragraph 1 above.
5.           By and as part of this Release, the Bank waives and releases any claim for the provision of consulting services from Davies and Davies waives and releases any claim for consulting assignments or payment for consulting services pursuant to the Agreements or under any other theory whatsoever.
6.           Davies, for himself, his heirs and assigns, does hereby remise, waive, release and forever discharge the Bank, any related companies, subsidiaries, or affiliates, its current and former employees, owners, officers, agents, independent contractors and directors or any of them, for and from any and all manner of actions, complaints, debts, suits, liens, damages, injuries, sums of money, controversies, claims and demands, past acts, actions, causes of action, or liability of whatever nature or kind, whether known or unknown, including actual, consequential and punitive damages, on account of, relating to, or arising from, or which might or could arise, either directly or indirectly, from any matter or source whatsoever, all of which actions, claims, demands, causes of action or liability are hereby deemed merged into this Settlement Agreement and Mutual Release.
7.           The Bank, for itself, any related companies, subsidiaries, or affiliates, its current and former employees, owners, officers, agents, independent contractors and directors or any of them, does hereby remise, waive, release and forever discharge Davies, his heirs, executors, and administrators, of, for and from any and all manner of actions, complaints, debts, suits, liens, damages, injuries, sums of money, controversies, claims and demands, past acts, actions, causes of action, or liability of whatever nature or kind, whether known or unknown, including actual, consequential and punitive damages, on account of, relating to, or arising from, or which might or could arise, either directly or indirectly, from any matter or source whatsoever, all of which actions, claims, demands, causes of action or liability are hereby deemed merged into this Settlement Agreement and Mutual Release.
8.           By and as part of this Release, the Parties acknowledge and agree that the Term of the Consulting Agreement is concluded and that neither Party owes the other any assignments, services or compensation of any kind, save and except the payment referenced in Paragraph 1 above.
9.           This Release and the payments and performances hereunder shall not be construed to be an admission of liability, an admission of the truth of any fact, or a declaration against interest on the part of the Bank or Davies.
10.           ADVICE OF COUNSEL AND FULL DISCLOSURE:
A.           The parties acknowledge that they are entering into this Release of their own accord and without coercion or pressure of any kind; that the parties have sought and obtained independent legal advice from counsel of their own selection; that they have been duly apprized of their legal rights; that all of the provisions of this Release, as well as all questions pertinent thereto, have been fully and satisfactorily explained to them; that they have given due consideration to such provisions and questions, and understand them clearly.
B.           The Parties acknowledge that they are aware that facts may hereafter be discovered in addition to or different from those which are now known or believed to be true with respect to all or any part of the subject matter of the respective releases contained in this Release, but that it is the Parties clear and unequivocal intention to hereby effectuate, fully, and finally and forever, the settlement, release and discharge of each and every claim specifically or generally arising under all contracts, contacts or relationships between the Parties, and that, in furtherance of this intention, any and all releases herein given by the Parties shall be, and remain in effect as full and complete general releases, notwithstanding the discovery or existence of any such additional or different facts.
11.           COSTS OF ENFORCEMENT:  In the event legal action is commenced to enforce or interpret this Release or for a breach of any of the terms of this Release, the prevailing party or parties in such action shall be entitled to recover from the losing party or parties the reasonable attorneys fees and costs incurred by the prevailing party in such action.
12.           GOVERNING LAW:   The validity, enforceability and interpretation of this Agreement shall be determined and governed by the laws of the Commonwealth of Virginia.
13.           SEVERABILITY OF PROVISIONS:  If any provision of this Release shall be deemed by a court of competent jurisdiction to be invalid, the remainder of this Release shall not be affected thereby and it shall remain in full force and effect.

14.           MODIFICATION OR WAIVER OF TERMS OF RELEASE:  No modification or waiver of any of the terms of this Release shall be valid unless in writing and executed with the same formality as this Release.  No waiver of a breach of default as to any clause of this Release shall be deemed to constitute a waiver as to any subsequent breach of or default as to the terms hereof.  The failure of any party at any time to insist upon the strict performance of any of the terms or covenants of this Release shall not be deemed a waiver of the right to insist upon strict performance of the same or any other terms of this Release at any time.
15.           ENTIRE AGREEMENT AND DUPLICATE ORIGINAL:  This Release contains the parties entire understanding, there being no representations, promises, warranties, covenants, undertakings or side agreements other than those expressly set forth herein.  The Parties are not relying upon any representations other than those expressly set forth herein.  This Release may be executed in any number of counterparts, any one of which may be deemed the original.
16.           This Release shall be binding upon and inure to the benefit of any successor or assign of the Parties.

INTENTIONALLY LEFT BLANK
ENDORSEMENTS ON FOLLOWING PAGE

DATE: August 17, 2012	/s/ John A.B. Davies, Jr. (SEAL)
JOHN A.B. DAVIES, JR.

STATE OF VIRGINIA
CITY/COUNTY OF VIRGINIA BEACH to-wit:

The foregoing instrument was sworn to and subscribed before me, a Notary Public on this 17th day of August, 2012.
My Commission Expires:	/s/ Cynthia Harrison
7/31/2014	Notary Public

HAMPTON ROADS BANKSHARES, INC.

DATE: August 20, 2012	By: /s/ Douglas J. Glenn (SEAL)
President/CEO Title

COMMONWEALTH OF VIRGINIA,
CITY OF NORFOLK to-wit:

The foregoing instrument was sworn to and subscribed before me, a Notary Public on this 20th  day of August, 2012.
My Commission Expires:	/s/ Doris A. Jobe
10/31/2013	Notary Public

THE BANK OF HAMPTON ROADS

DATE: August 20, 2012	By: /s/ Donna S. Richards (SEAL)
President/BHR Title

COMMONWEALTH OF VIRGINIA,
CITY OF NORFOLK, to-wit:

The foregoing instrument was sworn to and subscribed before me, a Notary Public on this 20th  day of August, 2012.
My Commission Expires:	/s/ Doris A. Jobe
10/31/2013	Notary Public